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                                                                    Exhibit 2.j





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                              CUSTODIAN AGREEMENT


                                    Between


                           THE CHASE MANHATTAN BANK,
                                 As Custodian,


                                      and


               EXPRESS SCRIPTS AUTOMATIC EXCHANGE SECURITY TRUST



                             ----------------------

                         Dated as of November __, 2000

                             ----------------------

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                               TABLE OF CONTENTS


                                   ARTICLE I

                          DEFINITIONS; INTERPRETATION

Section 1.1.      Defined Terms..............................................1
Section 1.2.      Interpretation.............................................2

                                   ARTICLE II

                            APPOINTMENT OF CUSTODIAN

Section 2.1.      Appointment of Custodian; Acceptance of Appointment........3
Section 2.2.      Transfer of Assets.........................................3
Section 2.3.      Authorized Actions.........................................3
Section 2.4.      Asset Disposition; Examinations............................3
Section 2.5.      Rights of Set-Off; Banker's Lien...........................4

                                  ARTICLE III

                                 THE CUSTODIAN

Section 3.1.      Conditions to Duties of the Custodian......................4
Section 3.2.      Merger.....................................................4
Section 3.3.      Compensation...............................................4
Section 3.4.      Trust Agreement Validity...................................4
Section 3.5.      Litigation Obligations, Costs and Indemnity................4
Section 3.6.      Indemnification............................................5
Section 3.7.      Section 17(f) Qualification................................5

                                   ARTICLE IV

                      RESIGNATION AND REMOVAL OF CUSTODIAN

Section 4.1.      Removal....................................................5
Section 4.2.      Resignation................................................6
Section 4.3.      Appointment of Successor...................................6
Section 4.4.      Effectiveness of Resignation or Removal....................6
Section 4.5.      Acceptance by Successor....................................7



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                                   ARTICLE V

                                 MISCELLANEOUS

Section 5.1.      Term of Agreement..........................................7
Section 5.2.      No Assumption of Liability.................................7
Section 5.3.      Notices....................................................7
Section 5.4.      Governing Law; Severability................................8
Section 5.5.      Amendments; Waivers........................................8
Section 5.6.      Non-Assignability..........................................8
Section 5.7.      Provisions of Law to Control...............................8
Section 5.8.      No Third Party Rights; Successors and Assigns..............8
Section 5.9.      Counterparts...............................................9

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                              CUSTODIAN AGREEMENT

         CUSTODIAN AGREEMENT, dated as of November ________, 2000, between The Chase Manhattan Bank, a New York banking corporation (the "Custodian"), and Express Scripts Automatic Exchange Security Trust, a trust organized under the laws of the State of New York under and by virtue of an Amended and Restated Trust Agreement, dated as of November _____, 2000 (such trust and the trustees thereof acting in their capacity as such being referred to in this Agreement as the "Trust").

                                  WITNESSETH:

         WHEREAS, the Trust is a non-diversified, closed-end management investment company, as defined in the Investment Company Act of 1940 (the "Investment Company Act"), formed to purchase and hold certain U.S. treasury securities (the "Treasury Securities"), to enter into and hold a forward purchase contract (the "Contract") with an existing shareholder of Express Scripts, Inc. (the "Company"), and to issue $_________ Trust Issued Automatic Exchange Securities (the "Securities") to the public in accordance with the terms and conditions of the Trust Agreement referred to below; and

         WHEREAS, the Trust desires to engage the services of the Custodian to perform certain custodial duties and provide certain related services for the Trust under the Trust Agreement and the Investment Company Act; and

         WHEREAS, the Custodian is qualified and willing to assume such duties and provide such services, subject to the supervision of the Trustees, on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, the parties, intending to be bound, agree as follows:

                                   ARTICLE I

                          DEFINITIONS; INTERPRETATION

         Section 1.1.      Defined Terms.

         (a) Capitalized terms used and not otherwise defined in this Agreement have the respective meanings specified in the Trust Agreement.

         (b) As used in this Agreement, the following terms have the following meanings:


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         "Agreement" means this Custodian Agreement.

         "Assets" has the meaning specified in Section 2.1.

         "Company" has the meaning specified in the recitals to this Agreement.

         "Contract" has the meaning specified in the recitals to this Agreement.

         "Custodian" has the meaning specified in the preamble to this Agreement.

         "Investment Company Act" has the meaning specified in the recitals to this Agreement.

         "Securities" has the meaning specified in the recitals to this Agreement.

         "Treasury Securities" has the meaning specified in the recitals to this Agreement.

         "Trust" has the meaning specified in the preamble to this Agreement.

         "Trust Agreement" means the Amended and Restated Trust Agreement, dated as of November __, 2000, constituting the Trust.

         Section 1.2.      Interpretation.

         (a) When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to Articles or Sections of, or Exhibits or Schedules to, this Agreement unless otherwise indicated.

         (b) The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

         (c) Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         (d) Any reference to any statute, regulation or agreement shall be a reference to such statute, regulation or agreement as supplemented or amended from time to time.

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                                   ARTICLE II

                            APPOINTMENT OF CUSTODIAN

         Section 2.1. Appointment of Custodian; Acceptance of Appointment. The Trust hereby appoints the Custodian, and the Custodian accepts such appointment, as custodian of all of the property, including but not limited to, the Contract, the Treasury Securities, any U.S. Government Securities delivered to the Trust in connection with an extension of the Exchange Date, the Temporary Investments, any cash and any other property at any time owned or held by the Trust (collectively, the "Assets").

         Section 2.2. Transfer of Assets. The Trust hereby deposits the Assets with the Custodian and the Custodian hereby accepts such into its custody and the Trust shall deliver to the Custodian all of the Assets, including all monies, securities and other property received by the Trust at any time during the period of this Agreement, all subject to the following terms and conditions. The Custodian hereby agrees that it shall hold the Assets in a segregated custody account, separate and distinct from all other accounts, in accordance with Section 17(f) of, and in such manner as shall constitute the segregation and holding in trust within the meaning of, the Investment Company Act and the rules and regulations thereunder. The Trustees authorize the Custodian, for any Assets held hereunder, to use the services of any United States securities depository permitted to perform such services for registered investment companies and their custodians under Rule 17f-4 under the Investment Company Act and which have been approved by the Trustees, including but not limited to The Depository Trust Company and the Federal Reserve Book Entry System. The Custodian shall invest monies on deposit in such custody account in the Temporary Investments at the instruction of the Paying Agent in accordance with Section 3.5 of the Trust Agreement.

         Section 2.3. Authorized Actions. The Custodian shall take such actions with respect to the Assets as are directed in writing, in accordance with the provisions of Section 5.3 of this Agreement, by the Trustees or by any officer of the Administrator or the Paying Agent and received by the Custodian from time to time.

         Section 2.4. Asset Disposition; Examinations. The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of the Assets, except pursuant to a written direction in accordance with
Section 2.3 of this Agreement and then only for the account of the Trust. The Assets shall be subject to no lien or charge of any kind in favor of the Custodian for itself or for any other Person claiming through the Custodian. The Custodian shall permit actual examination of the Assets by the Trust's independent public accountant at the end of each annual and semi-annual fiscal period of the Trust and at least one other time during the fiscal year of the Trust

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chosen by such independent public accountant and shall permit the inspection of the Assets by the Commission through its employees or agents during the normal business hours of the Custodian upon reasonable request.

         Section 2.5. Rights of Set-Off; Banker's Lien. The Custodian hereby waives all rights of set-off or banker's lien it may have with respect to the Assets held by it as Custodian hereunder.

                                  ARTICLE III

                                 THE CUSTODIAN

         Section 3.1. Conditions to Duties of the Custodian. The provisions of Section 8.1(a) of the Collateral Agreement shall apply, mutatis mutandis, to the Custodian in the performance of its duties hereunder as if it were the Collateral Agent acting under the Collateral Agreement.

         Section 3.2. Merger. Any corporation, association or limited liability company into which the Custodian may be converted or merged or with which it may be consolidated, or to which it may sell or transfer its agency business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, merger, consolidation, sale or transfer to which it is a party, shall be and become the successor Custodian hereunder without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, provided that such corporation, association or limited liability company meets the requirements set forth in the Trust Agreement.

         Section 3.3. Compensation. For services to be rendered by the Custodian pursuant to this Agreement, the Custodian shall receive only such fees and expenses as shall be paid to it pursuant to the terms of the Fund Expense Agreement and shall have no recourse to the assets of the Trust for the payment of any such amounts.

         Section 3.4. Trust Agreement Validity. The Custodian shall not be responsible for the validity or sufficiency of the Trust Agreement or the due execution thereof, or for the form, character, genuineness, sufficiency, value or validity of any of the Assets, and the Custodian shall in no event assume or incur any liability, duty or obligation to any Holder or to the Trustees, other than as expressly provided for in this Agreement. The Custodian shall not be responsible for or in respect of the validity of any signature by or on behalf of the Trustees.

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         Section 3.5.      Litigation Obligations, Costs and Indemnity. The
Custodian shall not be under any obligation to appear in, prosecute or defend any action which in its opinion may involve it in expense or liability, unless it shall be furnished with such reasonable security and indemnity against such expense or liability as it may require.

         Section 3.6. Indemnification. The Trust shall indemnify and hold the Custodian harmless from and against any loss, damages, cost or expense (including the costs of investigation, preparation for and defense of legal and/or administrative proceedings related to a claim against it and reasonable attorneys' fees and disbursements), liability or claim incurred by reason of any inaccuracy in information furnished to the Custodian by the Trust, or any act or omission in the course of, connected with or arising out of any services to be rendered hereunder, provided that the Custodian shall not be indemnified and held harmless from and against any such loss, damages, cost, expense, liability or claim incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or its reckless disregard of its duties and obligations hereunder. Neither the Federal Reserve Book Entry System nor The Deposioary Trust Company shall be deemed to be agent of the Custodian. Such indemnity shall survive the resignation, removal or discharge of the Custodian and the termination of this Agreement.

         Section 3.7. Section 17(f) Qualification. The Custodian hereby represents that it is qualified to act as a custodian under Section 17(f) of the Investment Company Act.

                                   ARTICLE IV

                      RESIGNATION AND REMOVAL OF CUSTODIAN

         Section 4.1.      Removal.

         (a) Subject to Section 4.4, the Trust may remove the Custodian by written notice at any time if any of the following events shall occur:

                  (i) If the Custodian shall violate any provision of this Agreement, the Trust Agreement or the Investment Company Act and, after notice of such violation, shall not cure such default within 30 days; or

                  (ii) If the Custodian ceases to meet the requirements set forth in Section 2.2(a) of the Trust Agreement; or


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                  (iii)   If the Custodian shall be adjudged bankrupt or
         insolvent by a court of competent jurisdiction, or a receiver, conservator, liquidator, or trustee shall be appointed for or with respect to the Custodian, or for all or substantially all of its property, or a court of competent jurisdiction shall approve any petition filed against the Custodian for its reorganization, and such adjudication or order shall remain in force or unstayed for a period of 30 days; or

                  (iv) If the Custodian shall institute proceedings for voluntary bankruptcy, or shall file a petition seeking reorganization under the Federal bankruptcy laws, or for relief under any law for the relief of debtors, or shall consent to the appointment of a receiver or conservator for or in respect of the Custodian for all or substantially all of its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

                  (v) Upon the voluntary or involuntary dissolution of the Custodian or, unless the Trust shall have given its prior written consent thereto, the merger or consolidation of the Custodian with any other entity; or

                  (vi)     At any time upon 60 days' prior written notice.

If any of the events specified in clauses (ii), (iii), (iv) or (v) of this
Section 4.1(a) shall occur, the Custodian shall give immediate written notice thereof to the Trust.

         (b) The Custodian shall be removed immediately upon (i) termination of the Trust Agreement, (ii) termination of the Paying Agent Agreement, (iii) termination of the Collateral Agreement, (iv) termination of the Administration Agreement, or (v) the resignation or removal of the Paying Agent, the Collateral Agent or the Administrator.

         Section 4.2. Resignation. The Custodian may at any time resign by giving 60 days' written notice by registered or certified mail to the Trust in accordance with the provisions of Section 5.3, provided that no such resignation shall be effective unless a successor Custodian shall have been appointed and accepted the duties of Custodian hereunder.


         Section 4.3. Appointment of Successor. If the Custodian hereunder shall resign or be removed, a successor may be appointed by the Trust by an instrument or concurrent instruments in writing signed by the Trustees. Every such successor


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Custodian appointed pursuant to the provisions of this Agreement shall satisfy the requirements set forth in Section 2.2(a) of the Trust Agreement.

         Section 4.4. Effectiveness of Resignation or Removal. No resignation or removal of the Custodian shall be effective until a successor Custodian shall have been appointed and shall have accepted the duties of the Custodian. If, within 30 days after notice by the Custodian to the Trust or by the Trust to the Custodian of any such resignation or removal, no successor Custodian shall have been selected and accepted the duties of the Custodian, the Custodian may apply to a court of competent jurisdiction for the appointment of a successor Custodian.

         Section 4.5. Acceptance by Successor. Every successor Custodian appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Trust an instrument in writing accepting such appointment hereunder, whereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, duties and obligations of its predecessors. Such predecessor shall, nevertheless, on the written request of its successor or the Trust, execute and deliver an instrument transferring to such successor all the estates, properties, rights and powers of such predecessor hereunder. Every predecessor Custodian shall forthwith deliver all records or other property of the Trust then in its possession or custody to its successor.

                                   ARTICLE V

                                 MISCELLANEOUS

         Section 5.1. Term of Agreement. This Agreement shall continue in effect until the completion of liquidation of the Trust in accordance with
Section 8.3(c) of the Trust Agreement.

         Section 5.2. No Assumption of Liability. By executing this Agreement, none of the Trustees assumes any personal liability hereunder.

         Section 5.3.      Notices.

         (a) All notices and other communications provided for in this Agreement, unless otherwise specified, shall be in writing (including transmittals by telex or telecopier) given at the addresses set forth in the following sentences or at such other addresses as may be designated by notice duly given in accordance with this Section 5.3 to each other party hereto. Until such notice is given, (i) notices to the Custodian shall be directed to it at The Chase Manhattan Bank, 450 West 33rd Street, New York, New York

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10001, Telecopier No. (212) 946-3638, Attention: Pledged Asset Control
Services; and (ii) notices to the Trust or the Trustees shall be directed to the Trustees at 850 Library Avenue, Suite 204, Newark, Delaware 19711,
Telecopier: (302) 738-7210.

         (b) Each such notice given pursuant to Section 5.3(a) shall be effective (i) if sent by certified mail (return receipt requested), 72 hours after being deposited in the United States mail, postage prepaid; (ii) if given by telex or telecopier, when such telex or telecopied notice is transmitted (with electronic confirmation of transmission or verbal confirmation of receipt); or (iii) if given by any other means, when delivered at the address specified in this Section 5.3.

         Section 5.4. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions contained in this Agreement unenforceable or invalid.

         Section 5.5. Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Custodian and the Trust or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 5.6. Non-Assignability. This Agreement and the rights and obligations of the parties hereunder may not be assigned or delegated by either party without the prior written consent of the other party, and any purported assignment without such consent shall be void.

         Section 5.7. Provisions of Law to Control. This Agreement shall be subject to the applicable provisions of the Investment Company Act and the rules and regulations of the Commission thereunder. To the extent that any provisions contained in this Agreement conflict with any applicable provisions of the Investment Company Act or such rules and regulations, the latter shall control.

         Section 5.8. No Third Party Rights; Successors and Assigns. This Agreement is not intended and shall not be construed to create any rights in any person other than the Custodian and the Trust and their respective successors and assigns and no

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person shall assert any rights as third party beneficiary hereunder. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All the covenants and agreements contained in this Agreement by or on behalf of the Custodian and the Trust shall bind, and inure to the benefit of, their respective successors and assigns whether so expressed or not, and shall be enforceable by and inure to the benefit of the Trust and its successors and assigns.

         Section 5.9. Counterparts. This Agreement may be executed, acknowledged and delivered in any number of counterparts, each of which shall be an original, but all of which shall constitute a single agreement, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have caused this Custodian
Agreement to be duly executed and delivered as of the first date set forth above.

                                            THE CUSTODIAN

                                            THE CHASE MANHATTAN BANK,
                                            as Custodian


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            THE TRUST:

                                            EXPRESS SCRIPTS AUTOMATIC
                                            EXCHANGE SECURITY TRUST


                                            By:
                                               ---------------------------------
                                               Donald J. Puglisi,
                                               as Trustee


                                            By:
                                               ---------------------------------
                                               William R. Latam, III,
                                               as Trustee


                                            By:
                                               ---------------------------------
                                               James B. O'Neill,
                                               as Trustee


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